Press Release

February 5, 2019	FOR IMMEDIATE RELEASE

CTS Announces Fourth Quarter and Full Year 2018 Results

Strong sales and earnings growth
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced fourth quarter and full year 2018 results.
Fourth Quarter 2018 Results

•	Sales were $120.1 million, up 8.3% year-over-year. Sales to transportation customers increased 7.2%, and sales to other end markets grew 10.2%.

•	Net earnings were $17.6 million or $0.52 per diluted share.

•	Adjusted diluted EPS was $0.41 compared to $0.39 in the fourth quarter of 2017.
Full Year 2018 Results

•	Sales were $470.5 million, up 11.2% compared to 2017. Sales to transportation customers increased 9.0%, and sales to other end markets grew 15.3%.

•	Net earnings were $46.5 million or $1.39 per diluted share.

•	Adjusted diluted EPS was $1.53 compared to $1.23 in 2017.

•	Operating cash flow was $58.2 million.

•	Total booked business grew $129 million in 2018, a 7.4% increase, to $1.87 billion.
“We are pleased with our progress in several areas as we transition our business and systems,” said Kieran O’Sullivan, CEO of CTS Corporation. “We are focused on carrying our momentum to continue elevating our performance in the years ahead. We expect growth in medical, telecom, and defense end markets, and remain cautious on industrial and transportation end markets.”
2019 Guidance
Full year 2019 sales are expected to be in the range of $460 to $500 million. Adjusted earnings per diluted share for 2019 are expected to be in the range of $1.50 to $1.70.

www.ctscorp.com

Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EST) today to discuss the fourth quarter and full year financial results. The dial-in number is 855-719-5008 (334-323-0517, if calling from outside the U.S.). The passcode is 670352. There will be a replay of the conference call from 2:00 p.m. (EST) today through 2:00 p.m. (EST) on Tuesday, February 19, 2019. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The replay passcode is 6970679. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com
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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Net sales	$120,073	$110,910	$470,483	$422,993
Cost of goods sold	77,428	78,035	305,510	282,562
Gross Margin	42,645	32,875	164,973	140,431
Selling, general and administrative expenses	18,128	24,973	73,569	71,943
Research and development expenses	5,804	6,714	25,304	25,146
Restructuring and impairment charges	1,698	1,197	5,062	4,139
(Gain) loss on sale of assets	(2)	10	—	708
Operating earnings (loss)	17,017	(19)	61,038	38,495
Other (expense) income:
Interest expense	(484)	(1,134)	(2,085)	(3,343)
Interest income	459	370	1,826	1,284
Other (expense) income	(119)	928	(2,676)	3,817
Total other (expense) income, net	(144)	164	(2,935)	1,758
Earnings before taxes	16,873	145	58,103	40,253
Income tax (benefit) expense	(691)	13,766	11,571	25,805
Net earnings (loss)	$17,564	$(13,621)	$46,532	$14,448
Net earnings (loss) per share:
Basic	$0.53	$(0.41)	$1.41	$0.44
Diluted	$0.52	$(0.41)	$1.39	$0.43
Basic weighted-average common shares outstanding	32,983	32,938	33,024	32,892
Effect of dilutive securities	562	—	545	528
Diluted weighted-average common shares outstanding	33,545	32,938	33,569	33,420
Cash dividends declared per share	$0.04	$0.04	$0.16	$0.16

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$100,933	$113,572
Accounts receivable, net	79,518	70,584
Inventories, net	43,486	36,596
Other current assets	15,422	12,857
Total current assets	239,359	233,609
Property, plant and equipment, net	99,401	88,247
Other Assets
Prepaid pension asset	54,100	57,050
Goodwill	71,057	71,057
Other intangible assets, net	60,180	66,943
Deferred income taxes	22,201	20,694
Other assets	2,043	2,096
Total other assets	209,581	217,840
Total Assets	$548,341	$539,696
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$51,975	$49,201
Accrued payroll and benefits	14,671	11,867
Accrued expenses and other liabilities	37,347	41,344
Total current liabilities	103,993	102,412
Long-term debt	50,000	76,300
Long-term pension obligations	6,510	7,201
Deferred income taxes	3,990	3,802
Other long-term obligations	5,919	6,176
Total Liabilities	170,412	195,891
Commitments and Contingencies
Shareholders' Equity
Common stock	306,697	304,777
Additional contributed capital	42,820	41,084
Retained earnings	478,847	420,160
Accumulated other comprehensive loss	(97,739)	(78,960)
Total shareholders' equity before treasury stock	730,625	687,061
Treasury stock	(352,696)	(343,256)
Total shareholders' equity	377,929	343,805
Total Liabilities and Shareholders' Equity	$548,341	$539,696

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP diluted earnings per share	$0.52	$(0.41)	$1.39	$0.43

Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.04	0.02	0.12	0.08
Foreign currency (gain) loss	—	(0.01)	0.06	(0.07)
Non-recurring costs of tax improvement initiatives	—	—	0.03	—
Non-recurring environmental charge	—	—	0.02	—
Loss on sale of facilities, net of expenses	—	—	—	0.01
Decrease in the recognition of foreign valuation allowance	(0.03)	(0.01)	(0.03)	(0.02)
Pension settlement charge	—	0.26	—	0.26
Discrete tax items	(0.10)	—	(0.04)	—
Tax impact related to Tax Cuts and Job Acts	(0.02)	0.54	(0.02)	0.54
Adjusted diluted earnings per share	$0.41	$0.39	$1.53	$1.23

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Depreciation and amortization expense	$6,165	$5,613	$22,514	$20,674
Stock-based compensation expense	$1,152	$1,670	$5,256	$4,184

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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